Exhibit 10.5

SUBSCRIPTION AND ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of November 25, 2008, by, between, and among Global Roaming Distribution, Inc., a Florida corporation (the "Company"), the subscribers identified on the signature page hereto (each a “Subscriber” and collectively, the “Subscribers”) (the Company and Subscribers each an “Escrowing Party” and together, the “Escrowing Parties”), and Sichenzia Ross Friedman Ference LLP, a limited liability partnership organized and existing under the laws of the State of New York (the "Escrow Agent").  The Company, the Subscribers, and the Escrow Agent may be referred to herein individually as a "party" and together as the "parties."

W I T N E S S E T H  T H A T:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $60,000 of principal amount of promissory notes of the Company (“Note” or “Notes”) for an aggregate purchase price of up to $60,000 (the “Aggregate Purchase Price”);

WHEREAS, the Company desires to use the sale proceeds of the Notes to pay certain accounting and legal expenses incurred by the Company, as disclosed in Schedule A attached hereto;

WHEREAS, the Subscribers have agreed to deposit an aggregate of $60,000 with the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and in consideration of the parties thereto entering into the Notes, the parties hereto covenant and agree as follows:

1.           Purchase and Sale of the Notes

(a) Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1(b) herewith), each Subscriber shall purchase and the Company shall sell to each Subscriber the Notes.

(b) The closing (the “Closing”) of the sale of the Notes shall take place contemporaneously with the execution of this Agreement or on such other date as may be agreed upon by the Subscribers and the Company.  The date of the Closing is referred to as the “Closing Date.”  Prior to the Closing, Subscribers shall deliver by wire transfer, pursuant to the instructions provided in Schedule B attached hereto, the Aggregate Purchase Price to the Escrow Agent to be held in escrow (the “Escrowed Funds”).

2.           Release of Escrowed Funds.  Upon receipt by the Escrow Agent of the Escrowed Funds, the Escrow Agent shall have full authority to release the Escrowed Funds in such amounts and manner as necessary to satisfy payment of those expenses listed in Schedule A as they become due.  After all expenses listed in Schedule A have been paid in full, the Escrow Agent shall return the balance of the Escrowed Funds, if any, to each Subscriber on a pro rata basis, after which the Escrow Agent shall be deemed released and discharged from further obligations hereunder.

3.           Exculpation and Indemnification of Escrow Agent.

(a) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act, and shall have no duty to accept in escrow the Notes or enforce any obligation with respect to such Notes.  The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document.  Except for amendments to this Agreement referenced below, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Escrowing Parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

(b)  The  Escrow Agent shall not be liable to the Escrowing Parties or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The  Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

(c) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Escrowing Parties or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

(d) The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Escrowing Parties or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

(e) The Escrow Agent will be indemnified and held harmless by the Escrowing Parties from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder.  Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against an Escrowing Party, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which an Escrowing Party may have to the Escrow Agent hereunder.  Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 2.

(f) For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

4.           Termination of Escrow Agent’s Obligations and Resignation of Escrow Agent

(a) The Escrow Agent’s obligations under this Agreement shall terminate upon release of the Escrowed Funds and the return of any balance to the Subscribers on a pro rata basis, provided that the rights of the Escrow Agent and the obligations of the Escrowing Parties under Section 3 shall survive the termination hereof.

(b) The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Escrowing Parties at least five (5) business days written notice thereof (the “Notice Period”).  As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Escrowing Parties within the Notice Period, turn over to a successor escrow agent appointed by the Escrowing Parties all Escrowed Funds upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

5. Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m.  in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 5), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable to the following:

If to the Company:

__________________
__________________

If to the Subscribers:

To such address as is provided on the signature page of this Agreement.

If to the Escrow Agent:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attn: Richard A. Friedman, Esq.

6. Further Assurances. From time to time on and after the date hereof, the  Escrowing Parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

7. Consent to Service of Process. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address provided in Section 5 of this Agreement.

8. Miscellaneous

(a) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity.  All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require.  This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

(b) This Agreement and the rights and obligations hereunder of the parties may not be assigned.  This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Escrowing Parties.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the parties. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

(c) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

9. Execution of Counterparts.This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as a sealed instrument as of the day and year first above written.

GLOBAL ROAMING DISTRIBUTION, INC.

By:	/s/ Yakov Sarousi
Yakov Sarousi
Chief Executive Officer

SUBSCRIBER:

Texall Trading Inc

By:	/s/ Glenna Fay Bergey
Glenna Fay Bergey
Authorized Signatory

Address:

5613 Lizarraga Ave
Belize City
Belize
Fax Number: (501) 223-0520

SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:	/s/ Richard A. Friedman
Richard A. Friedman, Esq.
Partner